UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2009

Helix Energy Solutions Group, Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-32936 (Commission File Number)	95-3409686 (IRS Employer Identification No.)
400 N. Sam Houston Parkway E., Suite 400 Houston, Texas (Address of principal executive offices)	281-618-0400 (Registrant’s telephone number, including area code)	77060 (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On August 12, 2009, Fletcher International, Ltd. elected to convert 4,000 shares of its Series A-1 Cumulative Convertible Preferred Stock (the “Preferred Stock”) into 1,445,608 shares of the Company’s common stock. The conversion was completed, and the shares of common stock issued, on August 14, 2009. Simultaneous with such conversion, the Company paid in cash the accrued and unpaid dividend on the shares to be converted.  The Preferred Stock had been previously issued to Fletcher International, Ltd. and, in accordance with its terms, was convertible by the holder of such shares at any time. The common stock issued to Fletcher International, Ltd. upon the conversion of the preferred stock may be sold without restriction at the time of issuance.

        The issuance  decribed above was made based on an exemption from registration under the Securites Act of 1933, as amended (the "Securities Act"), pursuant to Secton 3(a)(9) of the Securites Act and applicable state laws.    This issuance qualified for this exemption from registration because it was an exchange by the issuer with an existing security holder exclusively where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

    Item 9.01   Financial Statements and Exhibits.

    (c)           Exhibits.

    Number                      Description
    ----------                   --------------

    None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     August 14, 2009

    HELIX ENERGY SOLUTIONS GROUP, INC.

    By:              /s/ Anthony Tripodo
                           Anthony Tripodo
       Executive Vice President and
           Chief Financial Officer